UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 5, 2018

BOXLIGHT CORPORATION

(Exact name of registrant as specified in charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2018, Boxlight Corporation (the “Company”) notified the Staff of the Nasdaq Stock Market LLC (“Nasdaq”), that as a result of the resignation of independent director, Robin Richards, the Company was no longer in compliance with Nasdaq Rule 5605(b)(1) as the Company does not currently meet the requirement to have a majority of independent directors on the Board. Mr. Richards resignation was for personal reasons and was not the result of any disagreements between Mr. Richards and the Company on any matter relating to the Company’s operations, policies or practices.

On March 6, 2018, the Company received a letter from the Staff of the Nasdaq Stock Market LLC (“Nasdaq”), which stated that in a Form 8-K filed on March 1, 2018, the Company announced that Mr. Robin Richards resigned from its Board of Directors on February 23, 2018 and as a result, the Company no longer complies with Nasdaq’s independent director requirement in Listing Rule 5605.

In the letter the Staff advised that under Listing Rule 5605(b)(1)(A) Nasdaq will provide the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or February 23, 2019; or

●	if the next annual shareholders’ meeting is held before August 22, 2018, then the Company must evidence compliance no later than August 22, 2018.

The Nominating and Corporate Governance Committee is in the process of identifying and evaluating candidates to fill the vacancy on the Board as a result of Mr. Richards’ resignation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

	By:	/s/ Sheri Lofgren
	Name:	Sheri Lofgren
	Title:	Chief Financial Officer

Dated: March 8, 2018

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